Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT Sets Third Quarter 2015 Earnings Release Date and Webcast

New York, October 22, 2015 – New York REIT, Inc. (NYSE: NYRT) (“NYRT” or the “Company”), a publicly traded real estate investment trust, announced today it will release its financial results for the third quarter 2015 on Thursday, November 5, 2015 before the market open. The Company will host an earnings conference call reviewing these results and its operations the same day beginning at 11:00 a.m. ET. The call will be conducted by Michael A. Happel, the Company's Chief Executive Officer, and Nicholas Radesca, the Company’s Interim Chief Financial Officer.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the NYRT website, www.nyrt.com, in the “Investor Relations” section. To listen to the live call, please go to the Company's “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the NYRT website.

Conference Call Details

Live Call
Dial-In (Toll Free): 1-888-317-6003
International Dial-In (Toll Free): 1-412-317-6061
Canada Dial-In (Toll Free): 1-866-284-3684
Participant Elite Entry Number: 6733389

Conference Replay*
Domestic Dial-In (Toll Free): 1-877-344-7529
International Dial-In (Toll Free): 1-412-317-0088
Canada Dial-In (Toll Free): 1-855-669-9658
Conference Number: 10074501

*Available one hour after the end of the conference call through February 5, 2016 at 9:00 a.m. ET.

About NYRT

NYRT is a publicly traded real estate investment trust listed on the NYSE that acquires income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of NYRT's Annual Report on Form 10-K filed on May 11, 2015. Further, forward-looking statements speak only as of the date they are made, and NYRT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts

Michael A. Happel CEO and President New York REIT, Inc. mhappel@nyrt.com (212) 415-6500	Andrew G. Backman Managing Director Investor Relations / Public Relations abackman@nyrt.com (212) 415-6500	Tim Cifelli President DDCworks tcifelli@ddcworks.com (484) 342-3600